EXHIBIT INDEX

Exhibit No.              Description

99.1 Excerpts from the Agreement and Plan of Merger, dated January 26, 2000, by and among MDI Entertainment, Inc., MDI Acquisition, Inc. and The Lottery Channel, Inc.



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                                                                    EXHIBIT 99.1

                               Excerpts from the
                          Agreement and Plan of Merger
                             dated January 26, 2000,
                                  by and among
                 MDI Entertainment, Inc., MDI Acquisition, Inc.
                         and The Lottery Channel, Inc.


                                   Article VI

                                  "Conditions"

     Section 6.3 Conditions to Obligation of Parent and Merger Sub to Effect the
     ---------------------------------------------------------------------------
Merger.
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The obligations of the Parent and Merger Sub to effect the Merger shall be subject to the fufillment at or prior to the Closing Date of the following conditions:

          (h) National Broadcasting Company ("NBC") shall have purchased $10,000,000 of the Parent Company Stock at a minimum price of $8.00 per share.

          (i) Parent shall have received at least $5,000,000 (exclusive of amounts received from NBC) of gross proceeds from the private placement of equity securities of Parent.

          (j) The Stock Purchase Agreement, dated September 21, 1998, between Lottery and NBC Multimedia, Inc. and the NBC In-Content Provider Agreement, dated September 21, 1998, between Lottery and NBC Multimedia, Inc. shall have been amended or modified on terms acceptable to Parent in its sole descretion.